                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CRYSTAL OIL COMPANY
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               CRYSTAL OIL COMPANY
                                229 Milam Street
                           Shreveport, Louisiana 71101

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  MAY 25, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of Crystal Oil Company (the "Company") will be held at the offices of the Company at 229 Milam Street, Shreveport, Louisiana, on May 25, 1995, at 9:30 A.M., Shreveport, Louisiana time, for the following purposes:

     1. To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

     2. To ratify the selection by the Board of Directors of the Company of KPMG Peat Marwick LLP as the Company's independent auditors for 1995.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 25, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors welcomes the personal attendance of shareholders at the meeting. However, whether or not you expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors,



                                   J. A. Ballew
                                   Secretary

Dated:  April 26, 1995

                               CRYSTAL OIL COMPANY
                                229 Milam Street
                           Shreveport, Louisiana 71101

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                                 April 26, 1995

     This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors of Crystal Oil Company, a Louisiana corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 25, 1995, at 9:30 A.M., Shreveport, Louisiana time, at the offices of the Company at 229 Milam Street, Shreveport, Louisiana, and at any adjournment or adjournments thereof.

     If the enclosed form of proxy is properly executed and returned, it will be voted at the Annual Meeting, or at any adjournment or adjournments thereof, in accordance with the specifications thereof. If no instructions are specified in the proxy, the shares represented thereby will be voted for the election of the nominees listed herein as directors and in favor of the proposals set forth herein. A proxy may be revoked, at any time before it has been voted, upon written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and withdrawing the proxy.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors to be the close of business on April 25, 1995 (the "Record Date"). As of the Record Date, the Company had outstanding 2,609,792 shares of Common Stock, $.01 par value ("Common Stock"), and 14,788,328 shares of $.06 Senior Convertible Voting Preferred Stock, $.01 par value ("Senior Preferred Stock"). Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting and each outstanding share of Senior Preferred Stock will be entitled to .001 of a vote on each matter considered at the Annual Meeting. There are no other classes of voting securities of the Company outstanding.

     This Proxy Statement and the enclosed form of proxy will be mailed on or about April 28, 1995, to shareholders of record on the Record Date entitled to vote at the Annual Meeting. The Company will bear the cost of solicitation of proxies by the Board of Directors, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or telegraph. The Company has retained Morrow & Company to aid in the solicitation of proxies, for whose services the Company will pay a fee of $2,500, plus out-of-pocket costs and expenses.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994, is enclosed.

                       MATTERS TO COME BEFORE THE MEETING

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees named below. The nominees have indicated that they are willing to serve as directors. The Board of Directors does not contemplate that any of the nominees will be unable or become unavailable for any reason. However, should any of the following nominees for the Board of Directors be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for the nominee will be voted for another nominee to be selected by the Board of Directors. Nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote cast for or against any particular director and will not affect the outcome of the election of directors.

     The following table sets forth for each nominee (i) the name and age of such nominee, (ii) the positions and offices with the Company of such nominee and (iii) the year during which such nominee first became a director. Such table has been prepared from information obtained from the respective nominees. The term of office of each director is until the next annual meeting of shareholders or until his earlier resignation or his successor is duly elected and qualified.


                                                       POSITIONS
                                                      AND OFFICES            SERVED AS
         NAME                               AGE     WITH THE COMPANY     DIRECTOR SINCE (1)
         ----                               ---     ----------------     ------------------
J. N. Averett, Jr. (2) . . . . . . . . .    52   President and Director         1985
Gary S. Gladstein (3). . . . . . . . . .    50          Director                1989
Robert B. Hodes (4). . . . . . . . . . .    69          Director                1989
Lief D. Rosenblatt (5) . . . . . . . . .    41          Director                1989
George P. Giard, Jr. (6) . . . . . . . .    56          Director                1987
Donald G. Housley (7). . . . . . . . . .    58          Director                1987

- - -------------
(1) Messrs. Gladstein, Hodes and Rosenblatt were recommended as directors to the Company by Quantum Fund N.V. and Quantum LDC Partners (collectively, "Quantum"), which, together with George Soros, controls approximately 65.2% of the total voting power of the Company. Messrs. Gladstein and Rosenblatt are also employed by Soros Fund Management, the investment advisor to Quantum.

(2) Mr. Averett has served as President of the Company since November 1985. Mr. Averett is a member of the Executive Committee of the Board of Directors of the Company.

(3) Mr. Gladstein has served as a Managing Director of Soros Fund Management, an investment advisory firm, for more than the past five years.
     Mr. Gladstein is also a director of Joseph A. Bank Clothiers, Inc. and Mueller Industries, Inc. Mr. Gladstein is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

(4) Mr. Hodes is a partner with the law firm of Willkie Farr & Gallagher and has served in such capacity for more than the past five years. Mr. Hodes is also a director of Aerointernational Inc., W. R. Berkley Corporation, Loral Corporation, SS/L Inc. and The Cremer Foundation. Mr. Hodes is a member of the Audit Committee of the Board of Directors of the Company.

(5) Mr. Rosenblatt has served as a Managing Director of Soros Fund Management for more than the past five years. Mr. Rosenblatt is also a director of Food 4 Less, Inc. Mr. Rosenblatt is a member of the Executive Committee of the Board of Directors of the Company.

                                       -2-

(6)  Mr. Giard has been Chairman of the Board and Chief Executive Officer of
     Presidio Oil Company, a company engaged in the exploration and production of crude oil and natural gas, since January 1986. Mr. Giard also has been a partner in Oil & Gas Finance Limited, a private energy investment firm, since 1981. Mr. Giard is a member of the Executive Committee, Audit
     Committee and Compensation Committee of the Board of Directors of the Company.

(7) Mr. Housley is an independent investor. Mr. Housley is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On March 27, 1995, the Board of Directors, upon the recommendation of its Audit Committee, appointed the firm KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1995, subject to ratification by the shareholders at the Annual Meeting. KPMG Peat Marwick LLP was originally appointed as independent auditors of the Company by the Board of Directors, upon recommendation of its Audit Committee, on May 13, 1987.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

     The affirmative vote of a majority of the voting power of the Common Stock and Senior Preferred Stock, voting as a single class, cast at the Annual Meeting is necessary for ratification of the selection of KPMG Peat Marwick LLP. Because abstentions and broker non-votes will not be considered to have been cast for or against the proposal, they will have no effect on the vote on the ratification of the selection of KPMG Peat Marwick LLP. If shareholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will consider the selection of other independent auditors for the year ending December 31, 1995.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, the beneficial ownership of each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Senior Preferred Stock. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares beneficially owned.

                                                                  SHARES BENEFICIALLY OWNED    SHARES BENEFICIALLY OWNED
                                                                   (EXCLUDING SHARES DEEMED     (INCLUDING SHARES DEEMED
                                                                 OWNED PURSUANT TO RIGHTS TO   OWNED PURSUANT TO RIGHTS TO
                                                                        ACQUIRE)(1)                     ACQUIRE)(2)
                                                                 ---------------------------   ---------------------------
    NAME AND ADDRESS
  OF BENEFICIAL OWNER                       TITLE OF CLASS          SHARES     PERCENT(3)      SHARES       PERCENT(3)
  -------------------                       --------------          ------     ----------      ------       ----------
Quantum Fund N.V.(4)
Quantum Partners LDC
  Kaya Flamboyan 9                       Common Stock             1,628,066      62.4%      1,641,895 (5)     62.6%
  Curacao, Netherlands Antilles          Senior Preferred Stock     878,752       5.9%        878,752          5.9%
George Soros(6)                          Common Stock             1,708,713      65.5%      1,752,515 (6)     66.0%
  888 Seventh Avenue
  New York, NY 10106

Metropolitan Life Insurance Company(7)   Common Stock               314,430      12.0%        314,430         12.0%
  One Madison Avenue
  New York, NY 10010-3690

Chemical Banking Corporation(8)          Common Stock               230,111       8.8%        230,111          8.8%
  270 Park Avenue
  New York, NY  10017

The Baird Family Group(9)
The Cameron Baird Foundation(9)          Common Stock                    --        --          13,567            *
Bridget B. Baird, Successor Trustee(9)   Senior Preferred Stock   6,030,076      40.8%      6,030,076         40.8%
  1350 One M&T Plaza
  Buffalo, NY 14203

W. R. Huff Asset Management Company,
  L.P.(10)                               Common Stock                    --        --          5,420             *
  30 Schuyler Place                      Senior Preferred Stock   2,409,112      16.3%     2,409,112          16.3%
  Morristown, NJ 07960

Lehman Brothers Inc.(11)
  World Financial Center                 Common Stock                    --        --          3,543             *
  New York, NY 10285                     Senior Preferred Stock   1,575,034      10.7%     1,575,034          10.7%

Base Assets Trust(12)
  11400 West Olympic Blvd.               Common Stock                    --        --          2,699             *
  Los Angeles, CA 90064                  Senior Preferred Stock   1,199,996       8.1%     1,199,996           8.1%

*Represents less than one percent (1%) of outstanding class.

- - ----------
(1)  The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,609,792 shares of Common Stock and 14,788,328 shares of Senior
     Preferred Stock that were issued and outstanding as of the Record Date.

(4)  Quantum owns in the aggregate 1,628,066 shares of Common Stock directly.
     George Soros, operating as a sole proprietorship under the name Soros Fund
     Management ("SFM"), is the investment advisor to Quantum and its investment subsidiaries. Pursuant to its investment advisory contract with Quantum and its principal subsidiaries, SFM exercises direct investment discretion with respect to the portfolio assets held for the account of Quantum. In addition, SFM is responsible for developing the overall investment strategy of Quantum and its subsidiaries. Mr. Soros, as the sole proprietor and the person who ultimately controls SFM, may be deemed to be the beneficial owner of the securities owned by Quantum as a result of SFM's contractual authority to exercise investment discretion with respect to such securities. The foregoing information, as well as the information set forth in Note 5 hereof, is based solely on information provided to the Company by Quantum, Amendment No. 11 to the joint Schedule 13D dated February 28, 1995 of Quantum and George
     Soros.

(5) The number of shares of Common Stock beneficially owned by Quantum and George Soros includes 1,977 shares of Common Stock that are issuable upon conversion of 829,552 shares of Senior Preferred Stock and 6,397 shares of Common Stock that are issuable upon the exercise of 12,795,331 $.075
     Warrants and 5,455 shares that are issuable upon the exercise of 10,911,024 $.10 Warrants, which warrants are owned by Quantum.

(6)  George Soros directly owns an aggregate of 80,647 shares of Common
     Stock. In addition, Mr. Soros may be deemed to be the beneficial owner of the shares beneficially owned by Quantum described above as a result of SFM's contracted authority to exercise investment discretion with respect to such securities. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Soros includes 16,340 shares of Common Stock that are issuable upon the exercise of 32,681,208 $.075
     Warrants and 13,633 shares of Common Stock that are issuable upon the exercise of 27,266,098 $.10 Warrants. The foregoing information is based solely on information provided to the Company in filings by George
     Soros with the Commission with respect to his beneficial ownership of Common Stock.

(7)  Metropolitan Life Insurance Company, through its subsidiary State Street
     Research and Management Company, Inc., owns beneficially all the shares of Common Stock listed. The foregoing information is based solely on Amendment No. 5 to the Schedule 13G dated February 9, 1995, of
     Metropolitan Life Insurance Company filed with the Commission with respect to its beneficial ownership of Common Stock and information obtained directly from State Street Research and Management Company, Inc.

(8)  Chemical Banking Corporation, through its subsidiary Texas Commerce Bank
     National Association, owns beneficially all of the shares of Common Stock listed. The foregoing information is based solely on the joint
     Schedule 13G dated February 10, 1995, of Chemical Banking Corporation and
     Texas Commerce Bank filed with the Commission with respect to its beneficial ownership of Common Stock.

                                       -5-

(9)  The Baird Family Group owns in the aggregate 6,030,076 shares of Senior
     Preferred Stock that may be converted into 13,567 shares of Common Stock.
     The Baird Family Group is comprised of twelve family members, Aires Hill
     Corporation and Belmont Contracting Co., Inc., private holding companies of the Baird family, The Cameron Baird Foundation, a charitable foundation trust controlled by the Baird family and Citizens Growth Properties, a business trust controlled by the Baird family. The foregoing information, as well as the other information set forth in this Note, is based solely on Amendment No. 15 to the joint Schedule 13D dated April 6, 1995, of the
     Baird family filed with the Commission with respect to their beneficial ownership of the Senior Preferred Stock. The Cameron Baird Foundation owns in the aggregate 1,623,821 shares of Senior Preferred Stock that may be converted into 3,653 shares of Common Stock and Bridget B. Baird, Successor Trustee, owns in the aggregate 1,349,900 shares of Senior
     Preferred Stock that may be converted into 3,037 shares of Common Stock.

(10) W. R. Huff Asset Management Company, L.P. owns in the aggregate 2,409,112 shares of Senior Preferred Stock that may be converted into 5,420 shares of Common Stock. Such shares are held on behalf of The Northern Trust
     Company as trustee of the Allied-Signal Inc. Master Pension Trust. The foregoing information is based solely on the Schedule 13G dated
     November 13, 1991, of W. R. Huff Asset Management Company, L.P. filed with the Commission with respect to its beneficial ownership of Senior
     Preferred Stock.

(11) Lehman Brothers Inc. owns in the aggregate 1,575,034 shares of Senior
     Preferred Stock which may be converted into 3,543 shares of Common Stock.
     The foregoing information is based solely on the joint Schedule 13D dated
     February 20, 1992, of Lehman Brothers Inc. and its indirect parent,
     American Express Company, filed with the Commission with respect to their beneficial ownership of Senior Preferred Stock.

(12) Base Assets Trust owns in the aggregate 1,199,996 shares of Senior
     Preferred Stock which may be converted into 2,699 shares of Common Stock.
     The foregoing information is based solely on Amendment No. 2 to the
     Schedule 13G dated February 14, 1995, of Base Assets Trust filed with the
     Commission with respect to its beneficial ownership of the Senior
     Preferred Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, the beneficial ownership of the equity securities of the Company of each of the directors of the Company, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group. Unless otherwise indicated, the named person directly owns the securities listed and exercises sole voting and investment power with respect thereto. Such table has been prepared from information obtained from the respective directors and executive officers.

                                               SHARES BENEFICIALLY OWNED        SHARES BENEFICIALLY OWNED
                                            (EXCLUDING SHARES DEEMED OWNED   (INCLUDING SHARES DEEMED OWNED
                                                  PURSUANT TO RIGHTS               PURSUANT TO RIGHTS
                                                     TO ACQUIRE)(1)                   TO ACQUIRE)(2)
                                            -------------------------------  ------------------------------
      NAME                  TITLE OF CLASS           SHARES    PERCENT(3)      SHARES      PERCENT(3)
      ----                  --------------           ------    ----------      ------      ----------
J. N. Averett, Jr.        Common Stock                 3,912        *          48,912 (4)    1.8%
                          $.075 Warrants           1,000,000      1.0%      1,000,000        1.0%
                          $.10 Warrants            2,000,000      1.3%      2,000,000        1.3%

Gary S. Gladstein(5)      Common Stock                 2,100        *           2,100          *

Robert B. Hodes           Common Stock                   100        *             100          *

Lief D. Rosenblatt (6)    Common Stock                    --       --              --         --

George P. Giard, Jr.(7)   Common Stock                 1,526        *           1,986 (8)      *
                          $.10 Warrants              461,030        *         461,030          *
                          $.125 Warrants             461,030        *         461,030          *

Donald G. Housley (9)     Common Stock                22,454        *          26,825 (10)   1.0%
                          Senior Preferred Stock      79,999        *          79,999          *
                          $.075 Warrants             140,000        *         140,000          *
                          $.10 Warrants            4,297,748      2.8%      4,297,748        2.8%
                          $.125 Warrants           3,949,149      1.5%      3,949,149        1.5%

Sam J. Clinton (11)       Common Stock                   535        *          13,796 (12)     *
                          Senior Preferred Stock       1,019        *           1,019          *
                          $.075 Warrants           1,001,785      1.0%      1,001,785        1.0%
                          $.10 Warrants            1,001,529        *       1,001,529          *
                          $.125 Warrants               6,177        *           6,177          *
                          $.15 Warrants                6,177        *           6,177          *
                          $.25 Warrants                6,177        *           6,177          *

All executive officers    Common Stock                31,933      1.2%        126,615 (13)   4.7%
and directors of the      Senior Preferred Stock      81,018        *          81,018          *
Company as a group        $.075 Warrants           4,481,785      4.6%      4,481,785        4.6%
(11 persons)              $.10 Warrants           10,100,307      6.6%     10,100,307        6.6%
                          $.125 Warrants           4,416,356      1.7%      4,416,356        1.7%
                          $.15 Warrants                6,177        *           6,177          *
                          $.25 Warrants                6,177        *           6,177          *

*Represents less than one percent (1%) of outstanding class.

- - -----------
(1)  The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,609,792 shares of Common Stock, 14,788,328 shares of Senior
     Preferred Stock, 96,963,866 $.075 Warrants, 152,742,753 $.10 Warrants,
     259,078,740 $.125 Warrants, 194,414,877 $.15 Warrants and 195,415,983
     $.25 Warrants that were issued and outstanding as of the Record Date.

(4)  The number of shares and percentage of beneficial ownership includes
     45,000 shares of Common Stock that are issuable upon the exercise of 1,000,000 $.075 Warrants, 2,000,000 $.10 Warrants and stock options to acquire 43,500 shares of Common Stock owned by Mr. Averett and 702 shares of Common Stock that are owned by him through the Company's Employee
     Stock Ownership Plan.

(5)  Mr. Gladstein owns directly the shares identified.  In addition, Mr.
     Gladstein may be deemed to be the beneficial owner of 300 shares of Common Stock that are held by a trust for which he acts as trustee.
     Mr. Gladstein exercises voting and investment power with respect to the shares of Common Stock held by such trust.

(6)  Mr. Rosenblatt does not own any of the Company's securities.

(7)  Of the securities listed above, 269 shares of Common Stock, 39,075 $.10
     Warrants and 39,075 $.125 Warrants are owned directly by Mr. Giard. In addition, Mr. Giard may be deemed to be the beneficial owner of 1,257 shares of Common Stock, 421,955 $.10 Warrants and 421,955 $.125 Warrants that are owned by Oil & Gas Investment A.G., in which Mr. Giard owns a substantial stock interest. Mr. Giard has shared voting and investment power with respect to the securities owned by Oil & Gas Investment A.G.

(8) The number of shares and percentage of beneficial ownership includes 230 and 230 shares of Common Stock that are issuable upon the exercise of 461,030 $.10 Warrants and 461,030 $.125 Warrants, respectively, listed in
     Note 7 hereof.

(9)  Of the securities listed above, 10,150 shares of Common Stock, 3,223,177
     $.10 Warrants and 2,994,577 $.125 Warrants are owned directly. In addition, Mr. Housley may be deemed to be the beneficial owner of 12,304 shares of Common Stock, 79,999 shares of Senior Preferred Stock, 140,000
     $.075 Warrants, 1,074,571 $.10 Warrants and 954,572 $.125 Warrants that are owned by Mr. Housley's mother, for whom he exercises investment power with respect to such securities.

(10) Of the shares of Common Stock listed above, 13,258 shares of Common Stock
     (including 3,108 shares that may be received upon the conversion or exercise of other securities) are owned directly and 13,567 shares of Common Stock (including 1,263 shares that may be received upon the conversion or exercise of other securities) are owned by Mr. Housley's mother, for whom he exercises investment power with respect to such shares. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Housley includes 179 shares of Common Stock that are issuable upon the conversion of 79,999 shares of Senior Preferred Stock.
     In addition, the number of shares of Common Stock and percentage of beneficial ownership of Mr. Housley includes 70, 2,148 and 1,974 shares of Common Stock that are issuable upon the exercise of the $.075
     Warrants, $.10 Warrants and $.125 Warrants, respectively.


(11) Of the securities listed above, 525 shares of Common Stock, 1,000,000
     $.075 Warrants, 1,000,000 $.10 Warrants, 3,868 $.125 Warrants, 3,868 $.15
     Warrants and 3,868 $.25 Warrants are owned directly.  In addition, Mr.
     Clinton may be deemed to be the beneficial owner of 10 shares of Common
     Stock, 1,019 shares of Senior Preferred Stock, 1,785 $.075 Warrants, 1,529
     $.10 Warrants, 2,309 $.125 Warrants, 2,309 $.15 Warrants and 2,309 $.25
     Warrants that are owned by Mr. Clinton's wife.

(12) Of the shares of Common Stock listed above, 13,708 shares of Common Stock
     (including 13,183 shares that may be received upon conversion or exercise of other securities) are owned directly and 88 shares of Common Stock
     (including 78 shares that may be received upon conversion or exercise of other securities) are owned by Mr. Clinton's wife. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Clinton include 2 shares of Common Stock that are issuable upon conversion of 1,019 shares of Senior Preferred Stock. In addition, the number of shares of Common Stock and percentage of beneficial ownership of Mr. Clinton includes 13,259 shares of Common Stock that are issuable upon the exercise of 1,001,785 $.075 Warrants, 1,001,529 $.10 Warrants, 6,177 $.125
     Warrants, 6,177 $.15 Warrants, 6,177 $.25 Warrants, stock options to acquire 12,250 shares of Common Stock and 455 shares of Common Stock owned by him through the Company's Employee Stock Ownership Plan.

(13) The number of shares of Common Stock and percentage of beneficial ownership attributable to all directors and executive officers of the Company as a group includes 181 shares of Common Stock that are issuable upon the conversion of 81,018 shares of Senior Preferred Stock that may be beneficially owned by such persons. In addition, the number of shares of Common Stock and percentage of beneficial ownership attributable to such persons include 2,240, 5,048, 2,207, 3, 3 and 85,000 shares of Common
     Stock, respectively, that are issuable upon the exercise of the 4,481,785
     $.075 Warrants, 10,100,307 $.10 Warrants, 4,416,356 $.125 Warrants,
     6,177 $.15 Warrants, 6,177 $.25 Warrants, stock options to acquire 85,000 shares of Common Stock and 2,413 shares of Common Stock owned through the Company's Employee Stock Ownership Plan that may be beneficially owned by such persons.

                                   MANAGEMENT

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company has a standing Audit Committee, which is currently comprised of Messrs. Gladstein, Hodes, Giard and Housley. The Audit Committee is charged with the duties of recommending to the Board the appointment of independent auditors; reviewing the compensation of such auditors; assuring that proper guidelines are established for the dissemination of financial information; conferring with the independent auditors to assure that the personnel of the Treasurer's and Controller's departments are adequately trained and supervised; meeting periodically with the independent auditors, Board of Directors and certain officers of the Company to insure the adequacy of internal controls and reporting; reviewing the Company's consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. Two meetings of the Audit Committee were held in 1994.

     The Board of Directors of the Company has an Executive Committee, which is currently comprised of Messrs. Averett, Giard and Rosenblatt. The Executive Committee of the Board of Directors has the authority to exercise all powers of the Board of Directors that may be legally delegated to it under Louisiana law, except that it does not have the authority to declare a dividend or to authorize the issuance of shares of stock. No meetings of the Executive Committee were held in 1994.

     The Board of Directors of the Company has a Compensation Committee, which is currently comprised of Messrs. Giard, Housley and Gladstein. The Compensation Committee of the Board of Directors has the authority to review the performance of the employees of the Company and make recommendations to management with respect thereto, to review the compensation policies of the Company and to administer the employee benefit plans of the Company and make awards thereunder. One meeting of the Compensation Committee was held in 1994.

     The Board of Directors of the Company does not have a standing Nominating Committee.

     During 1994, there were eleven meetings of the Board of Directors. All current directors of the Company attended more than 75% of the combined number of Board meetings and meetings of the committees of the Board of which they are members.

EXECUTIVE OFFICERS

     The following table lists the names, ages, positions and periods of service with the Company of the Company's current executive officers. Such persons were elected by the Board of Directors of the Company and serve until their earlier resignation or until they are removed or replaced by the Board of Directors.

                                  SERVED AS
                                  EXECUTIVE
        NAME               AGE  OFFICER SINCE         CURRENT POSITION
        ----               ---  -------------         ----------------
J. N. Averett, Jr. (1) .   52       1985         President and Director
J. A. Ballew (2) . . . .   39       1986         Senior Vice President, Treasurer,
                                                   Secretary and Chief Financial Officer
Sam J. Clinton (3) . . .   60       1982         Senior Vice President-Operations
Paul E. Holmes (4) . . .   38       1990         Vice President/Controller
David L. Hayden (5). . .   40       1990         Vice President/Engineering
John W. Walsh (6)  . . .   45       1990         Vice President/Land

- - ------------
(1)  See "Election of Directors" for biographical information.

(2) Mr. Ballew has been associated with the Company since 1985 and currently serves as Senior Vice President, Treasurer, Secretary and Chief Financial Officer.

(3) Mr. Clinton has been associated with the Company since 1976 either as a full-time production consultant or officer and currently serves as Senior Vice President-Operations.

(4) Mr. Holmes has been associated with the Company since 1978 and is currently Vice President/Controller.

(5) Mr. Hayden has been associated with the Company since 1982 and is currently Vice President/Engineering.

(6) Mr. Walsh has been associated with the Company since 1981 and is currently Vice President/Land.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee (the "Committee") of the Board of Directors of the Company is pleased to present this report regarding the compensation policies and practices of the Company applicable to its chief executive officer and other executive officers.

GENERAL POLICY

     The Company's compensation policy applicable to its executive officers is to offer compensation opportunities that the Committee believes are competitive and reasonable based on a number of factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions. Compensation decisions for 1994 also took into consideration the Company's recent sale of the Company's domestic oil and gas properties and the officer's assistance in effecting the same for the benefit of the Company's shareholders. Future compensation decisions, including bonus and other incentive compensation, will also take into account the efforts of the Company's executive officers in pursuing new opportunities for the future growth of the Company.

     The specific compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee, which is comprised entirely of non-employee directors. The components of the Company's executive compensation program are summarized below.

BASE SALARIES

     The base salaries of the Company's executives are determined based on their positions with the Company, their experience, the cost of living in their area of employment and competitive market factors. Base salaries are reviewed annually and adjusted where deemed appropriate. In reviewing the base salaries of the Company's officers, the Committee considers data from published reports regarding reported compensation for companies located in the Shreveport, Louisiana area and for other companies of similar size and complexity. These reports are used as a check on the general competitiveness of the Company's salaries and not as a means to mathematically establish salaries within specified percentiles of salary ranges.

     In 1994, Mr. Averett's base compensation was increased to $200,000 from $160,000. Other increases were granted to the Company's other executive officers ranging from $7,000 to $15,000. The increases in base compensation were based on the fact that no increases had been granted in recent years and in order to make the base compensation of the Company's executive officers more competitive.

BONUSES

     Bonus compensation is provided to the Company's executive officers from time to time based on the financial results of the Company, the executive's past personal performance and related prior specific operational and other achievements. Accordingly, bonus decisions are determined by the Committee on a subjective basis in light of such factors as the Committee considers relevant. Bonus compensation for Mr. Averett is determined primarily pursuant to his employment agreement with the Company, which provides Mr. Averett with an annual cash bonus equal to 2% of the Company's net profits in excess of $1,000,000. Mr. Averett, however, received an additional bonus for 1994 for his efforts in structuring, negotiating and effecting the successful disposition of the Company's domestic oil and gas properties to Apache Corporation.

     A special retention bonus arrangement was also adopted in late 1994 in connection with the Company's decision to dispose of its domestic oil and gas properties. Under this arrangement, a semi-annual bonus equal to 1/8th of the officer's annual base salary is to be paid for a period of two years as long as the officer remains in the employ of the Company. This arrangement was implemented to provide incentive for the officers to remain in the employ of the Company following the asset disposition and to work toward the successful redeployment of the net proceeds from the sale for the future growth of the Company.

LONG-TERM INCENTIVE COMPENSATION

     The Committee believes that long term incentive compensation is a key component of the Company's compensation program and that the value of long term incentive compensation should be directly related to increases in shareholder value. Thus, in addition to base salaries and bonuses, the Company provides long-term incentive compensation to its executive officers through stock options under the Company's stock option plan and contributions to a broad-based employee stock ownership plan. Awards under these plans are intended to provide incentives to the participants to increase shareholder value by providing benefits that are directly related to the market value of the Common Stock.

     STOCK OPTIONS.

     Under the Company's stock option plan, the Committee has the authority to grant options to purchase shares of Common Stock to the Company's executive officers and key employees for terms of up to ten years, with exercise prices equal to or greater than the market price of the Common Stock at the time of grant and with vesting conditions established by the Committee. The Committee believes that options provide a desirable form of incentive to the Company's officers in that options received by an officer will be of no value to the officer unless the value of the Common Stock increases.

     It is the policy of the Committee that options not be granted under the Company's stock option plan as a matter of course. Rather, decisions as to whether to grant options to an officer are made by the Committee on an annual basis in light of the circumstances, including the officer's contributions to the Company over the prior year and the expected contributions by the officer in the future. If an option is granted to an officer, the number of shares of Common Stock subject to the granted option will be based on, among other things, the level of responsibility of the officer, the anticipated contribution of the officer to the future growth of the Company, the number of shares that the Committee believes would be necessary to provide the officer with a meaningful incentive to improve shareholder value and the potential dilution that might result from the grant. The Committee also considers the amount and terms of the options held by the officers. Vesting requirements will generally be placed on options in order to relate the benefits of any options granted to an officer to the continued employment of the officer with the Company.

     During 1994, the Company granted options to purchase 37,500 shares of Common Stock at an exercise price of $22.125 per share to nine of its executive officers and employees. The market price of the Common Stock at the time of grant was $22.125 per share. These grants were made following the Committee's assessment of each of the optionees' contributions to the Company in 1993, in particular their efforts in developing the Company's Southeast Pass properties acquired in 1992, in pursuing new opportunities for the Company domestically and abroad and in assisting the Company in simplifying its capital structure through the reclassification of the Company's Series A Preferred Stock.

     Under the terms of the Company's previously granted options, the disposition of the Company's domestic oil and gas properties accelerated the vesting of the outstanding options in December 1994. The effect of this acceleration was considered by the Committee in connection with the decisions made by it regarding bonuses and the granting of new options for 1994.

     On April 17, 1995, the Company granted options to purchase 17,500 shares of Common Stock at an exercise price of $31.125 per share to three of its executive officers. The market price of the Common Stock at the time of grant was $31.125 per share. These grants were made following the Committee's assessment of each of the optionee's contributions to the successful efforts by the Company to achieve value for its assets in 1994, with an emphasis on the anticipated contributions by the optionee to the Company in the future as the Company pursues new opportunities for growth.

     EMPLOYEE STOCK OWNERSHIP PLAN.

     The Company also provides long-term incentive compensation to its officers and employees through the Company's Employee Stock Ownership Plan ("ESOP"). The ESOP is a broad based plan that is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees. The amount of the contribution, if any, for any given year is in the sole discretion of the Committee. It is the current policy of the Committee that the amount of the Company's contribution to the ESOP be determined after considering both financial and operational results of the Company and that the contribution serve both as a recognition of past performance and as an incentive for future performance. The Committee authorized a $150,000 contribution to the ESOP for 1994, which represented approximately 5% of the compensation of the participating employees. Benefits under the ESOP vest over a five year period. The Company's asset disposition in 1994, however, accelerated vesting under the ESOP for all contributions prior to such disposition. Employees realize benefits under the ESOP with respect to contributions and to the extent of growth in the market value of Common Stock.

COMPENSATION OF AND EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     The base and fixed bonus compensation of the Company's Chief Executive Officer, J. N. Averett, Jr., is determined pursuant to a one year employment agreement between the Company and Mr. Averett that is renewable annually. Under such agreement, Mr. Averett receives an annual base salary of $200,000, which may be increased by mutual agreement between the Company and Mr. Averett based on annual reviews by the Board of Directors of the Company of Mr. Averett's performance in the prior year. Mr. Averett's base salary was increased by $40,000 to its current level in March 1994 in recognition of the contributions that Mr. Averett has provided to the Company over the past years and the fact that his base salary had not been increased since 1985.

     In addition to his base salary, Mr. Averett is entitled to receive under his agreement with the Company an annual cash bonus in an amount equal to 2% of the excess over $1,000,000 of the consolidated net profits of the Company in each year during the term of his employment agreement. Under this arrangement, Mr. Averett received a cash bonus in the amount of $50,136 with respect to 1994 results. This bonus reflects the beneficial financial impact of the Company's disposition of its oil and gas properties during 1994. Mr. Averett also received a supplemental cash bonus of $30,864 relating to his efforts in connection with the Company's 1994 property disposition to Apache Corporation and was intended to offset the effect on the calculation of Mr. Averett's bonus of the $3.8 million extraordinary charge associated with the Company's prepayment of debt in 1994 in connection with the property disposition.

     In addition to the cash bonus paid to Mr. Averett for 1994, the Committee concluded that it would be appropriate to provide Mr. Averett with additional incentive to further develop the businesses of the Company to improve shareholder value through the grant of an option to purchase additional shares of Common Stock. Accordingly, on April 17, 1995, the Committee granted to Mr. Averett an option to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $31.125 per share, the market price of the stock on the date of grant. The number of shares subject to such option was determined by the Committee after considering Mr. Averett's other compensation arrangements with the Company and reflects the number of shares which the Committee believed would provide Mr. Averett with a meaningful form of incentive to continue to work toward the financial growth of the Company so as to improve shareholder value.

     The Committee believes that the combination of the compensation provided to Mr. Averett under his employment agreement and the benefits provided to him through the granting of options and his participation in the ESOP closely align Mr. Averett's compensation with the financial and stock performance of the Company.

DEDUCTION LIMITATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the shareholders of the Company. The Company believes that compensation relating to options granted under its option plan should be excluded from the $1 million limitation. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's shareholders. The Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1995.

SUMMARY

     After review of the existing compensation programs of the Company, the Committee believes that the Company's executive compensation program is consistent with the compensation programs provided by other companies comparable in size and complexity to the Company. Further, the Committee believes that the components of the Company's compensation program are necessary and appropriate to retain the services of those officers and employees who are considered by the Committee essential to the continued success, development and growth of the Company and provide for compensation that is significantly dependent upon and related to the Company's performance such that the financial interests of the Company's executive officers will be closely aligned with those of the Company's shareholders.

                                Gary S. Gladstein
                              George P. Giard, Jr.
                                Donald G. Housley

                  COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Chief Executive Officer and the other executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended December 31, 1994, exceeded $100,000.


                                   SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                              ----------------------------------------     ------
                                                                          OTHER           SECURITIES
           NAME AND                                                       ANNUAL          UNDERLYING       ALL OTHER
       PRINCIPAL POSITION             YEAR     SALARY      BONUS      COMPENSATION(1)      OPTIONS      COMPENSATION(2)
       ------------------             ----     ------      -----    ------------------     -------      ---------------
J. N. Averett, Jr.                    1994    $193,333    $90,000         $  -0-             7,500          $1,231
 President                            1993     160,000     13,596            -0-            14,000           1,037
                                      1992     160,000     25,000            -0-            22,000           1,018

Sam J. Clinton                        1994     108,333        -0-          15,323            3,000             697
 Senior Vice President - Operations   1993     100,000        -0-            -0-             5,000             648
                                      1992     100,000      8,000            -0-            11,000             636

- - -------------
(1) Excludes perquisites and other benefits because the aggregate amount of such compensation does not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(2) Represents life insurance premiums paid by the Company.

     The following table shows, as to the executive officers named in the Summary Compensation Table, information about option grants during the year ended December 31, 1994. The Company does not grant any stock appreciation rights.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                GRANT DATE
                                  INDIVIDUAL GRANTS                                VALUE
- - ----------------------------------------------------------------------------    ----------
                                     % OF TOTAL
                        NUMBER OF      OPTIONS
                        SECURITIES    GRANTED TO
                        UNDERLYING     EMPLOYEES      EXERCISE                   GRANT DATE
                         OPTIONS       IN FISCAL       PRICE      EXPIRATION      PRESENT
      NAME              GRANTED(1)       YEAR       (PER SHARE)      DATE         VALUE(2)
      ----              ----------       ----       -----------      ----         --------
J. N. Averett, Jr.         7,500          16%         $22.125      03/01/04       $162,569
Sam J. Clinton             3,000           6%          22.125      03/01/04         65,028

- - --------------
(1)  Stock options granted on March 1, 1994.  Options vest in one-quarter increments on an annual basis and become fully vested on March 1, 1998.  Vesting under all such options was accelerated as a result of the closing of the Apache transaction.

(2)  Based upon Black-Scholes option valuation model.  The calculation assumes volatility of .50, a risk free rate of return of 7%, a ten year option term, option grants at $22.125 per share and that no dividends are paid during the life of the option.

     The following table shows aggregate option exercises during the year ended December 31, 1994, and option values at December 31, 1994, for the executive officers named in the Summary Compensation Table. The Company does not grant any stock appreciation rights.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF                         VALUE OF
                       SHARES                         SECURITIES UNDERLYING                  UNEXERCISED
                    ACQUIRED ON     VALUE              UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
        NAME          EXERCISE    REALIZED              AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
        ----          --------    --------       -----------------------------      ----------------------------
                                                 EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                 -----------     -------------      -----------    -------------
J. N. Averett, Jr.      -0-       $ -0-            43,500               -0-          $425,875           $ -0-
Sam J. Clinton         6,750       77,825          12,250               -0-           116,594             -0-

- - ------------
(1)  Computed based upon the difference between aggregate market value of the Common Stock issuable on the exercise of the option at December 31, 1994, and the exercise price for such shares.  The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise.  The value of unexercised options has not been described to reflect present value.

     The following table sets forth information regarding the number of shares of Common Stock allocated to the account of the executive officers named in the Summary Compensation Table as a result of contributions made to the ESOP during the fiscal year ended December 31, 1994. The ESOP is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees.
The amount of the contribution, if any, for any given year is in the sole discretion of the Compensation Committee of the Board of Directors. The Committee authorized a $150,000 contribution to the ESOP for the fiscal year ended December 31, 1994.

        LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                 NUMBER OF          PERFORMANCE OR
                               SHARES, UNITS     OTHER PERIOD UNTIL
                                  OR OTHER           MATURATION OR
       NAME                        RIGHTS                PAYOUT
       ----                        ------                ------
J. N. Averett, Jr.                  330                    (1)
Sam J. Clinton                      239                    (1)

- - -------------
(1)  At the time of grant, awards were subject to vesting at a rate of 20% of the shares for each year of employment with the Company after January 1, 1993.  The awards became fully vested for the above executives under the terms of the ESOP as a result of the sale of substantially all of the Company's domestic oil and gas properties on December 30, 1994.

DIRECTORS' FEES

     Each director of the Company who is not an employee of the Company receives $25,000 in cash per year. No compensation for serving as a director is paid to any member of the Board of Directors who is also an employee of the Company.

     In addition to their annual fees as directors of the Company, the members of the Board of Directors are paid a per meeting fee of $500 for each Board and Committee meeting attended. Further, the Company from time to time requests its directors who are not employees to attend meetings and perform services for the Company. Directors so employed by the Company are compensated at the rate of $500 per day. During 1994, Messrs. Gladstein, Hodes, Rosenblatt, Giard and Housley received $6,000, $5,500, $5,000, $7,000 and $7,000, respectively, pursuant to such arrangements, which compensation included fees paid for attendance at Board and Committee meetings.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENT

     SEVERANCE AGREEMENTS. In an effort to provide appropriate incentives for the Company's officers and key employees to maximize the value of the Company's assets as part of its disposition of assets to Apache Corporation and to encourage the retention of those officers and employees who will be important for the Company to retain following the transaction, the Company has entered into various Executive

Compensation and Severance Agreements with its executive officers and key employees (the "Incentive Compensation and Severance Agreements"). The term of each Incentive Compensation and Severance Agreement expire on December 31, 1999. In general, the Incentive Compensation and Severance Agreements provide for (i) a cash payment to the executive equal to a multiple of the executive's most recent base salary plus an extension of health and insurance benefits for a period of time if the employment of the executive is terminated following an Asset Acquisition (as defined below) or a "Change in Control" (as defined below) either by the Company without "cause" (as defined below) or by the executive due to a decrease in the executive's salary or a material change in the duties and responsibilities of the executive as described therein and (ii) certain cash bonus payments payable in equal semi-annual installments over a two-year period aggregating 50% of the executive's base salary if the executive is in the employ of the Company at that time. A voluntary termination of employment by an officer or key employee without a decrease in salary or a material change in duties or responsibilities will not entitle the employee to severance payments under the Incentive Compensation and Severance Agreements.

     Under the terms of the Incentive Compensation and Severance Agreements, the amount of any severance payments and length of such benefits will vary depending on the executive, with the President of the Company receiving three times his annual salary and three years of benefits, the Senior Vice Presidents of the Company each receiving two times their annual salary and two years of benefits and the other executive officers and key employees of the Company each receiving their annual salary and one year of benefits. The amount of severance payments that would be made to J. N. Averett, Jr., Sam J. Clinton and all executive officers and key employees of the Company as a group are $600,000, $220,000 and $1,481,000, respectively, if their employment were to be terminated by the Company following the Transaction for any reason other than cause.

     An "Asset Acquisition" is defined in the Incentive Compensation and Severance Agreements to include the recent sale of assets to Apache Corporation. The term "Change in Control" is defined in the Incentive Compensation and Severance Agreements to mean (i) the acquisition by a person (other than Quantum and the executive officers and key employees) of beneficial ownership of 50% or more of the voting power of the Company, (ii) a change in the composition of a majority of the Board of Directors of the Company within any four-year period that was not approved by a majority of the Board of Directors of the Company before such period, (iii) the failure of more than one of the persons nominated by the Board of Directors at a meeting of shareholders of the Company to be elected or (iv) the approval by the shareholders of the Company of a merger, consolidation, sale of substantially all assets or other reorganization of the Company in which the Company does not survive.
The term "cause" is defined in the Incentive Compensation and Severance Agreements to mean dishonesty, conviction of a felony or the continued failure by the executive officer to perform material duties consistent with the executive officer's position.

EMPLOYMENT CONTRACTS

     As described in the report of the Compensation Committee of the Board of Directors of the Company, the Company has an employment agreement with J. N. Averett, Jr. Under such agreement, Mr. Averett has agreed to serve as Chief Executive Officer or President and Chief Operating Officer through the term of the agreement. Mr. Averett's employment agreement is a year to year contract with a provision that provides that it will be automatically renewed at the end of each year unless certain prior notices are provided. Mr. Averett's base compensation under the employment agreement is currently $200,000 per year and may be increased by mutual agreement between the Company and Mr. Averett. Mr. Averett is also entitled to an annual cash bonus equal to 2% of the excess over $1,000,000 of the consolidated net profits of the Company during each year during the term of his employment agreement. Mr. Averett's employment agreement also provides Mr. Averett with routine benefits such as insurance, vacations, reimbursement of expenses, use of an automobile and other similar benefits provided to senior members of management of the Company. The Company's employment agreement with Mr. Averett further provides that in the event
Mr. Averett's employment is terminated by Mr. Averett for "good reason" or by the Company for any reason other than "cause", Mr. Averett will be entitled to receive $100,000 in cash plus any other compensation to which he may be entitled pursuant to the agreement.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Energy-Oil Secondary Index for the five years ended December 31, 1994. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989, and that all dividends were reinvested.

            COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN
        AMONG CRYSTAL OIL COMPANY, DOW JONES EQUITY MARKET &
               DOW JONES ENERGY-OIL SECONDARY INDEX
                     FISCAL YEAR ENDING DECEMBER 31

                              [GRAPH]

- - --------------------------------------------------------------------------------------------
                                           1989    1990      1991    1992     1993     1994
- - --------------------------------------------------------------------------------------------
Crystal Oil Company                         100      46        58      76       73       98
- - --------------------------------------------------------------------------------------------
Dow Jones Equity Market Index               100      96       127     135      152      153
- - --------------------------------------------------------------------------------------------
Dow Jones Energy-Oil Secondary Index        100      83        82      82       91       88
- - --------------------------------------------------------------------------------------------

                        SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for presentment to the 1995 Annual Meeting of Shareholders must be received at the office of the Company, 229 Milam Street, Shreveport, Louisiana 71101, no later than December 29, 1995, to be considered for inclusion in the Proxy Statement relating to such meeting.

                          OTHER INFORMATION

     The Board of Directors is not aware that any matters other than those set forth herein and the Notice of Annual Meeting of Shareholders will come before the meeting. Should any other matters requiring the vote of the shareholders arise, it is intended that proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxy in the interest of the Company.

                             By Order of the Board of Directors,



                             J. A. Ballew
                             Secretary

Dated: April 26, 1995

                             [FRONT]

                       CRYSTAL OIL COMPANY

                              PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Crystal Oil Company, a Louisiana corporation (the "Company"), hereby appoints J. N. Averett, Jr., Gary S. Gladstein and Donald G. Housley, and each of them, Proxies of the undersigned, with the power of substitution, to vote, as designated hereon, all of the shares of the capital stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on May 25, 1995, or at any adjournment or adjournments thereof, on the following matters more particularly described in the Proxy Statement dated April 26, 1995.

                   (CONTINUED ON REVERSE SIDE)

                             [BACK]

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES LISTED HEREIN OR ANY SUBSTITUTE FOR THEM AND FOR
PROPOSAL 2.


     1.   ELECTION OF DIRECTORS

          / /  FOR all nominees listed at right     J. N. Averett, Jr.,
               (except as marked to the contrary).  Gary S. Gladstein,
                                                    Robert B. Hodes,
                                                    Lief D. Rosenblatt,
                                                    George P. Giard, Jr. and
                                                    Donald G. Housley

          / /  WITHHOLD AUTHORITY to vote for       (INSTRUCTION:
               all nominees listed at right.        To withhold authority to
                                                    vote for any individual
                                                    nominee, write that
                                                    nominee's name on the line
                                                    provided below.)
     _________________________________________________________________

     2.   PROPOSAL to ratify the appointment of KPMG Peat
          Marwick LLP as the independent auditors of the Company for 1995.

            / / FOR     / / AGAINST     / / ABSTAIN

     3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                    Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 26, 1995, and the Annual Report of Crystal Oil Company for the year ended December 31, 1994.


     _________________________________________________________________
                               (Signature)

     _________________________________________________________________
                               (Signature)





                    Dated
                    _________________________________________, 1995

                    Note: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please Mark, Sign, Date and Return This Proxy Card Promptly Using the Enclosed Envelope.